UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2012

Vadda Energy Corporation

(Exact names of registrant as specified in its charter)

Florida (States or other jurisdictions of incorporation)	00-28171 (Commission File Number)	27-0471741 (IRS Employer Identification No.)

1600 S. Stemmons Freeway, Suite 440, Lewisville, TX 75067

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code): (214) 222-6500

(Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 4, 2012, Mieka Corporation (“Mieka”), a wholly owned subsidiary of Vadda Energy Corporation (together with its subsidiaries, the “Company”), entered into a Lease Agreement (“Lease”) with 600 Parker Square Holdings Limited Partnership (“Landlord”) with respect to a new lease of office space for principal offices of the Company. The Lease provides for Mieka’s lease of approximately 7,800 square feet of office space located at 600 Parker Square, Suite 250, Flower Mound, Texas for a term of 6 ½ years. The commencement date of the Lease is the earlier of the Company’s occupancy of the office space or the Landlord’s completion of certain improvements to the office space at Landlord’s expense. After an initial six-month rent abatement period, basic rent for the following 12 months will be $15.00 per square foot of rentable area, or $9,775 monthly. The basic rent then increases for each remaining 12 month-period during the lease term. The Company believes the Lease otherwise has customary terms for an office lease.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 8, 2012

VADDA ENERGY CORPORATION

(Registrant)

By: /s/ Daro Blankenship

Daro Blankenship

President and Chief Executive Officer

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